EXHIBIT 3.1 ARTICLES OF INCORPORATION

ROSS MILLER	Document Number 20070619751-58
Secretary of State	Filing Date and Time 9/11/2007
206 North Carson Street	Entity Number E0622552007-8
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Exchange

(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than two constituent entities, check box and attach an 8 1/2" x 11 '' blank sheet listing the entities continued from article one.

Clean Coal Systems, Inc.

Name of acquired entity

Florida	Corporation
Jurisdiction	Entity type

Name of acquiring entity

Clean Coal Technologies, Inc.

Nevada	Corporation
Jurisdiction	Entity type

2) The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200).

* Corporation, non-profit corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

FILING FEE: $350.00

Nevada Secretary of State 92A Exchange Page 1

This form must be accompanied by appropriate fees.

ROSS MILLER

Secretary of State204 North Carson Street, Ste 1

Carson City, Nevada 89701-4299

(775) 684 5708Website: www.nvsos.gov

Articles of Exchange

(PURSUANT TO NRS 92A.200)

3) Owner's approval (NRS 92A.200) (options a b or c must be used for each entity) (if there are more than two constituent entities, check box and attach an 8 1/2"' x 11 '' blank sheet listing the entities continued from article three):

(a) Owner's approval was not required from

Name of acquired entity, if applicable

and, or;

Name of acquiring entity, if applicable

(b) The plan was approved by the required consent of the owners of *

Clean Coal Systems, Inc.

Name of acquired entity, if applicable

and, or;

Clean Coal Technologies, Inc.

Name of acquiring entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange.

Nevada Secretary of State 92A Exchange Page 2

This form must be accompanied by appropriate fees.

ROSS MILLER

Secretary of State204 North Carson Street, Ste 1

Carson City, Nevada 89701-4299

(775) 684 5708Website: www.nvsos.gov

Articles of Exchange

(PURSUANT TO NRS 92A.200)

(c) Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

The plan of exchange has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of exchange is required by the articles of incorporation of the domestic corporation.

Name of acquired entity, if applicable

and, or;

Name of acquiring entity, if applicable

4) Location of Plan of Exchange (check a or b):

(a) The entire plan of exchange is attached;

or,

[X[ (b) The entire plan of exchange is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200).

This form must be accompanied by appropriate fees Nevada Secretary of State 92A Exchange Page 3

ROSS MILLER

Secretary of State204 North Carson Street, Ste 1

Carson City, Nevada 89701-4299

(775) 684 5708Website: www.nvsos.gov

Articles of Exchange

(PURSUANT TO NRS 92A.200)

5) Effective date (optional)*:

6) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each  Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or a member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230):**

If there are more than two constituent entities, please check box and attach an 8 1/2" x 11" sheet listing the entities continued from article six.

Clean Coal Systems, Inc.

Name of acquired entity

/s/Larry Hunt	President	9/7/07
Signature	Title	Date

Clean Coal Technolgies, Inc.

Name of acquiring entity

/s/Larry Hunt	President	9/7/07
Signature	Title	Date

* An exchange takes effect upon filing the articles of exchange or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

**The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. Nevada Secretary of State 92A Exchange Page 4

ROSS MILLER	Document Number 20070612641-89
Secretary of State	Filing Date and Time 9/6/2007 9:15am
206 North Carson Street	Entity Number E0622552007-8
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Conversion

(Pursuant to NRS 92A.205)

1. Name and jurisdiction of organization of constituent entity and resulting entity:

Riverside Information Technologies, Inc.

Name of constituent entity

Delaware	Corporation
Jurisdiction	Entity type

and,

Clean Coal Technolgies, Inc.

Name of resulting entity

Nevada	Corporation
Jurisdiction	Entity type

2. A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3. Location of plan of conversion: (check one).

The entire plan of conversion is attached to these articles.

[X] The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.

The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330.

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust .

This form must be accompanied by appropriate fees.

Conversion Page 1

ROSS MILLER

Secretary of State

204 North Carson Street, Ste 1

Carson City, Nevada 89701-4299

(775) 684 5708

Website: www.nvsos.gov

(PURSUANT TO NRS 92A.205)

Articles of Conversion

4. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn:

c/o:

5. Effective date of conversion (optional) (not to exceed 90 days after the articles are filed pursuant to NRS 92A.240) * :

6. Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each

Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

Name of constituent entity

X/s/Larry Hunt

President 8/31/2007

Signature Title Date

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date.

This statement must be included within the resulting entity's articles.

FILING FEE: $350.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. Nevada Secretary of State 92A Conversion Page 2

ROSS MILLER	Document Number 20070612642-90
Secretary of State	Filing Date and Time 9/6/2007 9:15am
206 North Carson Street	Entity Number E0622552007-8
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation	Clean Coal Technologies, Inc.
2. Registered Agent for Service of Process:	Corporate Service Center, Inc.
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 600,000,000 Par value per share: $.0001 Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees:	Larry Hunt 12518 West Atlantic Blvd Coral Springs, FL 33071
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be:
6. Name, Address and Signature of Incorporator:	/s/Larry Hunt Larry Hunt 12518 West Atlantic Blvd Coral Springs, FL 33071
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. /s/Corporate Service Center Corporate Service Center 9/5/07

This form must be accompanied by appropriate fees.

State of Delaware

Secretary of State

Division of Corporations

Delivered 04:17 PM 08/03/2006

FILED 04:18 PM 08/03/2006

SRV 060730707 – 2101771 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Healthspan Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:

That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Healthspan, Inc. be amended by changing the FIRST Article thereof so that, as amended, said Article shall be and read as follows:

The name of the corporation is Riverside Information Technologies, Inc

SECOND:

That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:

That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH:

That this Certificate of Amendment of the Certificate of Incorporation shall be effective upon filing.

  IN WITNESS WHEREOF, said Healthspan, Inc. has caused this certificate to be signed by Miguel Thomas Gonzalez, its President and Director this 10th day of July, 2006.

S/___________________________

Miguel Thomas Gonzalez, President

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 02/26/1997

971063247 – 2107710

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ENVIRONMENTAL ALTERNATIVES CORP.

--------------------------------------------------------

Adopted in accordance with the provisions

Of Section 242 of the General Corporation

Law of the State of Delaware

--------------------------------------------------------

I, Randolph Leidl, president and secretary of Environmental Alternatives Corp. (the “Corporation”), a corporation existing under the laws of the State of Delaware do hereby certify as follows:

FIRST:

That the Certificate of Incorporation, as amended, of said corporation has been amended as follows:

1.

By striking out the whole of Article FIRST thereof as it now exists and inserting in lieu thereof a new Article FIRST to read in its entirety as follows:

FIRST: The name of the corporation is HEALTHSPAN, INC (the “Corporation”).

SECOND:

That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (“G.L.C.”) by obtaining the written consent of the holders of the majority of the stock of Environmental Alternatives Corp. entitles to vote at a meeting of stockholders pursuant to Section 228 of the G.L.C.

IN WITNESS WHEREOF, we, the undersigned, have executed and subscribed this certificate this 14 day of February, 1997.

Randolph Leidl, President S/__________________

ATTEST:

Randolph Leidl, Secretary S/__________________

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 03:00 PM 02/20/1996

960047897 – 2101771

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

GLOBAL ALTERNATIVES CORP.

--------------------------------------------------------

Adopted in accordance with the provisions

Of Section 242 of the General Corporation

Law of the State of Delaware

--------------------------------------------------------

I, Randolph Leidl, president and secretary of Global Alternatives Corp. (the “Corporation”), a corporation existing under the laws of the State of Delaware do hereby certify as follows:

FIRST:

That the Certificate of Incorporation, as amended, of said corporation has been amended as follows:

2.

By striking out the whole of Article FIRST thereof as it now exists and inserting in lieu thereof a new Article FIRST to read in its entirety as follows:

FIRST: The name of the corporation is ENVIRONMENTAL ALTERNATIVES CORP. (the “Corporation”).

SECOND:

That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (“G.L.C.”) by obtaining the written consent of the holders of the majority of the stock of Global Alternatives Corp. entitles to vote at a meeting of stockholders pursuant to Section 228 of the G.L.C.

IN WITNESS WHEREOF, we, the undersigned, have executed and subscribed this certificate this 15 day of February, 1996.

Randolph Leidl, President S/__________________

ATTEST:

Randolph Leidl, Secretary S/__________________

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 05/10/1995

950104046 – 2101771

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

VIDEO DELIVERY, INC.

Video Delivery, Inc, a corporation organized and existing under and by virtue of the general corporation law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:

That the Board of Directors of said corporation, at a meeting duly convened and held, adopted the following resolution:

RESOLVED

that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article FIRST of the Certificate of Incorporation be amended to read as follows:

FIRST:

The name of the corporation shall be:

Global Alternatives Corporation

SECOND:

That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation law of the State of Delaware.

THIRD:

That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the general Corporation law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Randolph F. Leidle on this _______ day of May A.D. 1995.

Randolph F. Leidle S/________________________

Authorized Officer

706259008

FILED

September 17, 1986

CERTIFICATE OF INCORPORATION

OF

VIDEO DELIVERY, INC

The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Delaware, does hereby set forth as follows:

FIRST:

The name of the corporation is VIDEO DELIVERY, INC.

SECOND:

The address of the initial registered office and registered agent in this state is c/o United Corporate Services, Inc., 410 South State Street, in the City of Dover, County of Kent, State of Delaware 19901 and the name of the registered agent at said address is United Corporate Services, Inc.

THIRD:

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.

FOURTH:

The Corporation shall be authorized to issue the following shares:

CLASS

NUMBER OF SHARES

PAR VALUE

Common

600,000,000

$.00001

FIFTH:

The name and address of the incorporator are as follows:

NAME

ADDRESS

Ray A. Barr

9 East 40th Street

New York, New York 10016

SIXTH:

The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

(1)

The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

(2)

The Board of Directors shall have power without the assent or vote of the stockholders:

(a)

To make, alter, amend, change, add to or repeal the By-Laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

(b)

To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

(1)

The directors in their discretion may substitute any contract or act for approval or ratification at any annual meeting of the stockholders or at any meetings of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

(2)

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

SEVENTH:

No directors shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation’s directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

EIGHTH:

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware Code order meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

NINTH:

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officer; are subject to this reserved power.

IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury this sixteenth day of September, 1986.

Ray A. Barr, Incorporator S/_________________________________